Exhibit 99.1

UnionBanCal Corporation Reports Second Quarter 2006 Earnings Per Share of $1.26

    SAN FRANCISCO--(BUSINESS WIRE)--July 20, 2006--UnionBanCal
Corporation (NYSE:UB)


     Second Quarter 2006 Highlights:

    --  Strong year-over-year organic loan growth
        --  Average total loans up 15 percent
        --  Average commercial loans up 22 percent
        --  Average residential mortgage loans up 14 percent
    --  Return on average stockholders' equity of 16.1 percent
    --  Annualized average all-in cost of funds of 1.76 percent
    -- Average noninterest bearing deposits comprised 44 percent of average total deposits
    -- Nonperforming assets were 0.07 percent of total assets at quarter-end

     First Half 2006 Highlights:

    -- Diluted earnings per share from continuing operations of $2.50 -- Total revenue from continuing operations up 5 percent
    --  Net interest margin up 2 basis points to 4.29 percent


    UnionBanCal Corporation (NYSE:UB) today reported second quarter 2006 net income of $182.9 million, or $1.26 per diluted common share, compared with $1.27 per diluted common share a year earlier. Income from continuing operations was $182.6 million, or $1.26 per diluted common share, compared with $1.27 per diluted common share a year earlier.
    First half 2006 net income was $355.9 million, or $2.44 per diluted common share, compared with $2.49 per diluted common share for first half 2005. Income from continuing operations was $364.1 million, or $2.50 per diluted common share, compared with $2.47 per diluted common share for first half 2005.
    "Second quarter results were solid and reflect our balanced business model," stated Takashi Morimura, President and Chief Executive Officer. "Strong loan growth and continued excellent credit quality offset mixed deposit results, reflecting deposit pricing pressures stemming from higher short-term interest rates and heightened competition. During the quarter, we announced a 15 percent increase in our common stock dividend and a $500 million extension of our share repurchase program. These actions underscore our commitment to enhancing shareholder value through effective capital management, and reflect both the earnings power of the franchise and the strength of our balance sheet."
    "Loan growth was robust across all categories in second quarter," added Chief Operating Officer Philip Flynn. "Commercial loans increased 22 percent over prior year and almost 5 percent over first quarter, while residential mortgages grew 14 percent over prior year and 2.5 percent over first quarter. Credit quality continues to be excellent. Second quarter net charge-offs were only $10 million and nonperforming assets declined again, to just 0.07 percent of total assets at quarter-end.
    "Average noninterest bearing deposits were flat in sequential quarters, while interest bearing deposits increased 3.8 percent," continued Flynn. "The current interest rate environment has created volume and pricing challenges for us and the entire industry. In response, we are taking steps to defend our customer base and market share. At the same time, our deposit franchise remains healthy and profitable, driving one of the industry's lowest average all-in cost of funds and a very solid net interest margin."

    Second Quarter Total Revenue From Continuing Operations

    For second quarter 2006, total revenue (taxable-equivalent net interest income plus noninterest income) was $688 million, an increase of $25 million, or 3.8 percent, compared with second quarter 2005. Net interest income increased 2.0 percent, and noninterest income increased 7.7 percent. Compared with first quarter 2006, total revenue increased 0.6 percent, with net interest income and noninterest income each increasing 0.6 percent.

    Second Quarter Net Interest Income (Taxable-equivalent) From
Continuing Operations

    Net interest income was $469 million in second quarter 2006, up $9 million, or 2.0 percent, from the same quarter a year ago, primarily due to strong growth in loans.
    Average earning assets increased $1.7 billion, or 4.0 percent, primarily due to a $4.5 billion, or 14.8 percent, increase in average loans, while average securities declined $2.6 billion, or 23.7 percent. Average commercial loans increased $2.4 billion, or 22.4 percent, and average residential mortgages increased $1.4 billion, or
14.0 percent.
    Compared to second quarter 2005, average total deposits increased $0.3 billion, or 0.8 percent. Average interest bearing deposits increased $1.6 billion, or 7.6 percent. Average noninterest bearing deposits decreased $1.3 billion, or 6.7 percent, primarily due to a $733 million, or 22.5 percent, decrease in average title and escrow deposits, and a $442 million, or 3.6 percent, decrease in average other commercial noninterest bearing deposits. Average title and escrow deposits decreased due to lower residential real estate activity, and average other commercial noninterest bearing deposits declined primarily due to changes in customer behavior in response to rising short-term interest rates. Average consumer noninterest bearing deposits decreased $90 million, or 2.7 percent.
    Average noninterest bearing deposits represented 44.2 percent of average total deposits in second quarter 2006. The annualized average all-in cost of funds was 1.76 percent, reflecting the Company's strong average deposit-to-loan ratio of 113 percent and the high proportion of noninterest bearing deposits to total deposits.
    The average yield on earning assets of $44.4 billion was 5.95 percent, up 80 basis points over second quarter 2005, with the average loan yield increasing 51 basis points. The average rate on interest bearing liabilities of $25.8 billion was 2.95 percent, up 142 basis points compared with second quarter 2005, reflecting both higher short-term interest rates and heightened competition for deposits. Average interest bearing deposits were $22.1 billion and the weighted average rate was 2.60 percent. Average core deposits funded 70.2 percent of average total assets in the second quarter. The net interest margin in second quarter 2006 was 4.23 percent, compared with
4.32 percent in second quarter 2005.
    On a sequential quarter basis, net interest income increased $2.7 million, or 0.6 percent. Average loans increased $1.1 billion, or 3.2 percent. Average commercial loans increased $585 million, or 4.7 percent; average residential mortgages increased $289 million, or 2.5 percent; and average construction loans increased $201 million, or
13.2 percent. Average noninterest bearing deposits increased $26 million, or 0.1 percent, with consumer noninterest bearing deposits decreasing $22 million and commercial noninterest bearing deposits increasing $48 million, primarily due to a $138 million increase in title and escrow deposits. The average yield on earning assets increased 18 basis points and the average rate on interest bearing liabilities increased 46 basis points. The net interest margin decreased 13 basis points to 4.23 percent.

    Second Quarter Noninterest Income From Continuing Operations

    In second quarter 2006, noninterest income was $219 million, up $16 million, or 7.7 percent, from the same quarter a year ago. Service charges on deposit accounts increased $2 million, or 2.6 percent, and trust and investment management fees increased $7 million, or 16.3 percent, primarily due to an increase in trust assets. Merchant banking fees decreased $10 million, or 53.7 percent, primarily due to an unusually high volume of syndications completed in second quarter 2005.
    Compared with the preceding quarter, second quarter 2006 noninterest income increased $1.3 million, or 0.6 percent. Service charges on deposit accounts were flat, while trust and investment management fees decreased 3.5 percent, primarily due to above-normal trust fees in first quarter 2006, when the Company implemented a refinement in accrual methodology.

    Second Quarter Noninterest Expense From Continuing Operations

    Noninterest expense for second quarter 2006 was $413 million, an increase of $25 million, or 6.3 percent, over second quarter 2005. Salaries and employee benefits expense increased $15 million, or 6.3 percent, primarily due to annual merit increases and higher performance-related incentive expense. Higher incentive expense included $5.4 million in stock option expense, versus none in 2005. Professional services expense increased $3.9 million, or 29.6 percent, primarily due to higher compliance-related expense. Foreclosed asset expense (income) in second quarter 2006 reflected a $7.8 million gain on the sale of property, compared with a $2.6 million gain in second quarter 2005. The provision for off-balance sheet commitments was negative $4 million in second quarter 2006, unchanged from the prior year.
    Excluding the effect of stock option expense, noninterest expense increased $19.2 million, or 4.9 percent, compared with prior year.
    Compared with first quarter 2006, noninterest expense decreased $1.5 million, or 0.4 percent. Salaries and employee benefits expense decreased $3.9 million, or 1.5 percent, primarily due to annual seasonal factors that result in lower payroll taxes and 401(k) matching contributions in the second quarter. The provision for off-balance sheet commitments was negative $4 million, compared with negative $3 million in first quarter 2006.

    Income Tax Expense From Continuing Operations

    The effective tax rate for second quarter 2006 was 33.5 percent, compared with an effective tax rate of 34.8 percent for second quarter 2005, due to higher tax credits applied in the current year.

    Year-to-Date Results From Continuing Operations

    Total revenue was $1.4 billion in the first six months of 2006, an increase of $67 million, or 5.1 percent, compared with total revenue of $1.3 billion in the same period of 2005. Net interest income increased 4.3 percent, and noninterest income increased 6.8 percent.
    Net interest income was $935 million in the first half of 2006, a $39 million, or 4.3 percent, increase from prior year, primarily due to growth in earning assets. Average loans increased $4.4 billion, or
14.7 percent, compared with the first six months of 2005. Compared with prior year, the net interest margin increased 2 basis points, to
4.29 percent.
    Noninterest income in the first half of 2006 was $437 million, an increase of $28 million, or 6.8 percent, over the same period in 2005. Service charges on deposit accounts increased $4 million, or 2.8 percent. Trust and investment management fees increased $15 million, or 17.9 percent, primarily due to growth in trust assets and a refinement in accrual methodology implemented in first quarter 2006. Insurance commissions decreased $4 million, or 9.9 percent, primarily due to lower contingent commissions.
    For the first half of 2006, noninterest expense increased $46 million, or 5.9 percent, over the first half of 2005. Salaries and employee benefits expense increased $35 million, or 7.6 percent, primarily due to higher performance-related incentive expense (including stock option expense of $11.6 million), merit increases, and higher contract labor expense, reflecting compliance-related initiatives. Outside services expense increased $12 million, or 24.3 percent, primarily due to higher cost of services related to title and escrow balances, stemming from a higher earnings credit rate in the first half of 2006, as well as higher trust administration expenses. Professional services expense increased $7 million, or 26.9 percent, primarily due to higher compliance-related expense. The provision for off-balance sheet commitments was negative $7 million, compared with negative $1 million in first half 2005.

    Credit Quality

    Nonperforming assets at June 30, 2006, were $36 million, or 0.07 percent of total assets. This compares with $42 million, or 0.09 percent of total assets, at March 31, 2006, and $69 million, or 0.13 percent of total assets, at June 30, 2005. Nonperforming assets declined 48 percent between June 30, 2005 and June 30, 2006.
    In second quarter 2006, the total provision for credit losses was negative $5.0 million. The total provision for credit losses was negative $10.0 million in first quarter 2006 and negative $17.6 million in second quarter 2005. The total provision for credit losses in second quarter 2006 consisted of a provision for loan losses of negative $1 million and a provision for off-balance sheet commitments (classified in noninterest expense) of negative $4 million. In second quarter 2006, net charge-offs were $10 million, compared with net charge-offs of $5 million in first quarter 2006, and net recoveries of $7 million in second quarter 2005.
    At June 30, 2006, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.17 percent and 1130 percent, respectively. These ratios were 1.26 percent and 1003 percent, respectively, at March 31, 2006, and 1.54 percent and 721 percent, respectively, at June 30, 2005.

    Balance Sheet and Capital Ratios

    At June 30, 2006, the Company had total assets of $50.8 billion. Total loans were $34.7 billion and total deposits were $40.5 billion, resulting in a period-end deposit-to-loan ratio of 117 percent. Core deposits totaled $34.7 billion at quarter-end, representing 68.3 percent of total assets. At period-end, total stockholders' equity was $4.6 billion, the tangible equity ratio was 8.19 percent, and the ratio of tangible common equity to risk-weighted assets was 8.58 percent. Book value per share at June 30, 2006, was $32.34, up 9.6 percent from a year earlier. The Company's Tier I and total risk-based capital ratios at period-end were 8.92 percent and 12.05 percent, respectively.

    Stock Repurchases

    During second quarter 2006, the Company repurchased 1.8 million shares of common stock at a total price of $120.8 million, or an average of $68.79 per repurchased share. For the first six months of 2006, the Company repurchased 2.9 million shares of common stock at a total price of $200.8 million, or an average of $68.70 per repurchased share. At June 30, 2006, the Company had remaining repurchase authority of $401.6 million.
    Common shares outstanding at June 30, 2006, were 142.5 million, a decrease of 1.7 million shares, or 1.2 percent, from one year earlier.

    Discontinued Operations

    On September 22, 2005, the Company announced the signing of a definitive agreement to sell its international correspondent banking business to Wachovia Bank, N.A. Commencing in third quarter 2005, all results of the international correspondent banking business have been reported as a discontinued operation and all prior periods have been restated to reflect this accounting treatment. All of the assets and liabilities of the discontinued operations have been separately identified on the consolidated balance sheets (see Exhibit 4) and the average net assets or liabilities of the discontinued operations are reflected in the analysis of net interest margin (see Exhibits 6, 7 and 8).
    In the second quarter of 2006, the Company recorded net income from discontinued operations of $0.3 million, which included a $4 million contingent purchase price payment. In the first quarter of 2006, the Company recorded a net loss from discontinued operations of $8.5 million, or $0.06 per fully diluted common share.

    Third Quarter and Full Year 2006 Earnings Per Share Forecast

    The Company currently estimates that third quarter 2006 fully diluted earnings per share from continuing operations will be in the range of $1.21 to $1.26, including estimated stock option expense of $0.02 per share and a total provision for credit losses of $5 million. The Company currently estimates a loss from discontinued operations of $0.01 per fully diluted share in the third quarter of 2006. Therefore, net income per diluted common share is expected to be in the range of $1.20 to $1.25.
    For full year 2006, the Company currently estimates that fully diluted earnings per share from continuing operations will be in the range of $4.90 to $5.05, including estimated stock option expense of $0.09 per share and an estimated total provision for credit losses of negative $5 million. In addition, the Company expects to record a net loss from discontinued operations of approximately $0.07 per diluted common share. Therefore, net income per diluted common share is expected to be in the range of $4.83 to $4.98.

    Non-GAAP Financial Measures

    This press release contains certain references to financial measures that exclude stock option expense, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings forecasts, the Company's competitive positioning, the Company's earnings power, the Company's ability to enhance shareholder value through effective capital management, and the Company's ability to defend its customer base and market share.
    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; competition in the banking and financial services industries; deposit pricing pressures; adverse effects of current and future banking laws, rules and regulations and their enforcement, or governmental fiscal or monetary policies; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.
    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling
(415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review second quarter results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on July 21, 2006. Interested parties calling from locations within the United States should call 800-762-6067 (480-629-9566 from outside the United States) 10 minutes prior to the beginning of the conference.
    A live webcast of the call will be available at http://www.uboc.com. You may access the Investor Relations section of the website via the "About Union Bank" link from the homepage. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.
    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), July 21, through 11:59 PM Pacific Time, July 28 (2:59 AM Eastern Time, July
29). The reservation number for this playback is 835025.
    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $50.8 billion at June 30, 2006. Its primary subsidiary, Union Bank of California, N.A., had 321 banking offices in California, Oregon and Washington, and 2 international offices at June 30, 2006.


               UnionBanCal Corporation and Subsidiaries
                 Financial Highlights (Unaudited) (1)

                               Exhibit 1

                                                      Percent Change
                                                             to
               As of and for the Three Months Ended    June 30, 2006
                                                            from
              -------------------------------------- -----------------
                June 30,     March 31,   June 30 ,  June 30, March 31,
(Dollars in
 thousands,
 except per
 share data)       2005        2006         2006        2005     2006
-------------------------- ------------ ------------ -------- --------
Results of
 operations:
Net interest
 income (2)      $459,728     $466,341     $469,000     2.02%    0.57%
Noninterest
 income           203,554      217,910      219,228     7.70%    0.60%
              ------------ ------------ ------------
Total revenue     663,282      684,251      688,228     3.76%    0.58%
Noninterest
 expense          388,400      414,544      413,030     6.34%  (0.37%)
Reversal of
 allowance
 for loan
 losses           (13,564)      (7,000)      (1,000) (92.63%) (85.71%)
              ------------ ------------ ------------
Income from
 continuing
 operations
  before
   income
   taxes (2)      288,446      276,707      276,198   (4.25%)  (0.18%)
Taxable-
 equivalent
 adjustment         1,018        1,248        1,358    33.40%    8.81%
Income tax
 expense           99,950       94,004       92,203   (7.75%)  (1.92%)
              ------------ ------------ ------------
Income from
 continuing
 operations      $187,478     $181,455     $182,637   (2.58%)    0.65%
(Loss)/Income
 from
 discontinued
 operations          (296)      (8,510)         274      nm       nm
              ------------ ------------ ------------
Net income       $187,182     $172,945     $182,911   (2.28%)    5.76%
              ============ ============ ============

Per common share:
Basic earnings:
  From continuing
   operations       $1.30        $1.26        $1.27   (2.31%)    0.79%
  Net income         1.29         1.20         1.28   (0.78%)    6.67%
Diluted earnings:
  From continuing
   operations        1.27         1.24         1.26   (0.79%)    1.61%
  Net income         1.27         1.18         1.26   (0.79%)    6.78%
Dividends (3)        0.41         0.41         0.47    14.63%   14.63%
Book value
 (end of period)    29.51        31.94        32.34     9.59%    1.25%
Common shares
 outstanding
 (end of
 period)      144,205,458  143,402,332  142,533,794   (1.16%)  (0.61%)
Weighted
 average
 common
 shares
  outstanding
   - basic    144,547,697  143,878,106  143,258,333   (0.89%)  (0.43%)
Weighted
 average
 common
 shares
  outstanding
   - diluted  147,222,390  146,026,188  145,184,483   (1.38%)  (0.58%)

Balance sheet
 (end of
  period):
Total assets
 (4)          $51,178,058  $48,800,945  $50,800,136   (0.74%)    4.10%
Total loans    30,861,235   33,528,868   34,747,833    12.59%    3.64%
Nonperforming
 assets            68,945       42,392       36,351  (47.28%) (14.25%)
Total
 deposits      41,255,737   39,155,904   40,544,251   (1.72%)    3.55%
Stockholders'
 equity         4,254,991    4,579,878    4,608,908     8.32%    0.63%

Balance sheet
 (period
 average):
Total assets  $47,482,810  $48,016,643  $49,329,374     3.89%    2.73%
Total loans    30,610,512   34,052,067   35,146,976    14.82%    3.22%
Earning assets 42,668,069   43,084,349   44,358,594     3.96%    2.96%
Total
 deposits      39,398,023   38,856,033   39,692,052     0.75%    2.15%
Stockholders'
 equity         4,145,150    4,538,679    4,539,476     9.51%    0.02%

Financial
 ratios (5):
Return on
 average
 assets (6) :
  From continuing
   operations        1.58%        1.53%        1.49%
  Net income         1.58%        1.46%        1.49%
Return on
 average
 stockholders'
 equity (6) :
  From continuing
   operations       18.14%       16.21%       16.14%
  Net income        18.11%       15.45%       16.16%
Efficiency
 ratio (7)          59.55%       62.10%       61.73%
Net interest
 margin (2)          4.32%        4.36%        4.23%
Dividend
 payout ratio       31.54%       32.54%       37.01%
Tangible
 equity ratio        7.41%        8.46%        8.19%
Tier 1 risk-
 based capital
 ratio (4)(8)        8.88%        9.09%        8.92%
Total risk-
 based capital
 ratio (4)(8)       11.01%       10.94%       12.05%
Leverage
 ratio (4)(8)        7.77%        8.80%        8.74%
Allowances for
 credit losses
 to total
 loans (9)           1.54%        1.26%        1.17%
Allowances
 for credit
 losses to
 nonaccrual
 loans (9)         721.05%     1003.48%     1130.05%
Net loans
 charged off
 (recovered)
  to average
   total
   loans (6)       (0.10%)        0.06%        0.12%
Nonperforming
 assets to
 total loans
 and foreclosed
  assets             0.22%        0.13%        0.10%
Nonperforming
 assets to
 total assets (4)    0.13%        0.09%        0.07%

-------------
Refer to Exhibit 11 for  footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                 Financial Highlights (Unaudited) (1)

                               Exhibit 2

                                                              Percent
                                                               Change
                                                                 to
                                     As of and for the Six    June 30,
                                          Months Ended          2006
                                                                from
                                    ------------------------- --------
(Dollars in thousands, except per      June 30,     June 30,  June 30,
 share data)                             2005         2006      2005
----------------------------------- ------------ ------------ --------
Results of operations:
Net interest income (2)                $896,445     $935,341     4.34%
Noninterest income                      409,179      437,138     6.83%
                                    ------------ ------------
Total revenue                         1,305,624    1,372,479     5.12%
Noninterest expense                     781,352      827,574     5.92%
Reversal of allowance for loan
 losses                                 (25,683)      (8,000) (68.85%)
                                    ------------ ------------
Income from continuing operations
   before income taxes (2)              549,955      552,905     0.54%
Taxable-equivalent adjustment             2,073        2,606    25.71%
Income tax expense                      180,653      186,207     3.07%
                                    ------------ ------------
Income from continuing operations      $367,229     $364,092   (0.85%)
(Loss)/Income from discontinued
 operations                               1,930       (8,236)     nm
                                    ------------ ------------
Net income                             $369,159     $355,856   (3.60%)
                                    ============ ============

Per common share:
Basic earnings:
  From continuing operations              $2.52        $2.54     0.79%
  Net income                               2.53         2.48   (1.98%)
Diluted earnings:
  From continuing operations               2.47         2.50     1.21%
  Net income                               2.49         2.44   (2.01%)
Dividends (3)                              0.77         0.88    14.29%
Book value (end of period)                29.51        32.34     9.59%
Common shares outstanding (end of
 period)                            144,205,458  142,533,794   (1.16%)
Weighted average common shares
  outstanding - basic               145,765,905  143,566,507   (1.51%)
Weighted average common shares
  outstanding - diluted             148,412,390  145,555,369   (1.93%)

Balance sheet (end of period):
Total assets (4)                    $51,178,058  $50,800,136   (0.74%)
Total loans                          30,861,235   34,747,833    12.59%
Nonperforming assets                     68,945       36,351  (47.28%)
Total deposits                       41,255,737   40,544,251   (1.72%)
Stockholders' equity                  4,254,991    4,608,908     8.32%

Balance sheet (period average):
Total assets                        $46,900,808  $48,676,618     3.79%
Total loans                          30,164,834   34,602,546    14.71%
Earning assets                       42,167,574   43,724,990     3.69%
Total deposits                       38,802,180   39,276,352     1.22%
Stockholders' equity                  4,176,724    4,539,080     8.68%

Financial ratios (5):
Return on average assets (6) :
  From continuing operations               1.58%        1.51%
  Net income                               1.59%        1.47%
Return on average stockholders'
 equity (6) :
  From continuing operations              17.73%       16.18%
  Net income                              17.82%       15.81%
Efficiency ratio (7)                      60.09%       61.91%
Net interest margin (2)                    4.27%        4.29%
Dividend payout ratio                     30.56%       34.65%
Tangible equity ratio                      7.41%        8.19%
Tier 1 risk-based capital ratio (4)(8)     8.88%        8.92%
Total risk-based capital ratio (4)(8)     11.01%       12.05%
Leverage ratio (4) (8)                     7.77%        8.74%
Allowance for credit losses to
 total loans (9)                           1.54%        1.17%
Allowance for credit losses to
 nonaccrual loans (9)                    721.05%     1130.05%
Net loans charged off (recovered)
   to average total loans (6)            (0.14%)        0.09%
Nonperforming assets to total loans
 and foreclosed assets                    0.22%        0.10%
Nonperforming assets to total
 assets (4)                                0.13%        0.07%

-----------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
     Condensed Consolidated Statements of Income (Unaudited)(1)
                      (Taxable-Equivalent Basis)
                              Exhibit 3

                      For the Three Months       For the Six Months
                              Ended                      Ended
                  ----------------------------- ----------------------
(Dollars in
 thousands,
 except per        June 30, March 31,  June 30,         June 30,
 share data)         2005     2006       2006       2005      2006
----------------- --------- --------- --------- ---------- -----------
Interest Income (2)
   Loans          $438,791  $512,988  $548,017   $843,915  $1,061,005
   Securities      103,019    97,351   104,008    204,283     201,359
   Interest
    bearing
    deposits in
    banks              396       736       423      1,129       1,159
   Federal funds
    sold and
    securities
    purchased
    under resale
    agreements       5,256     3,845     4,725      7,629       8,570
   Trading account
    assets           1,049     1,530     1,685      1,957       3,215
                  --------- --------- --------- ---------- -----------
     Total interest
      income       548,511   616,450   658,858  1,058,913   1,275,308
                  --------- --------- --------- ---------- -----------

Interest Expense
   Deposits         67,424   115,309   143,677    123,252     258,986
   Federal funds
    purchased and
    securities
    sold under
    repurchase
    agreements       4,038     8,802     8,455      9,036      17,257
   Commercial
    paper            7,807    12,448    19,137     12,367      31,585
   Medium and
    long-term
    debt             7,459    10,397    16,875     13,991      27,272
   Trust notes         238       238       238        476         476
   Other borrowed
    funds            1,817     2,915     1,476      3,346       4,391
                  --------- --------- --------- ---------- -----------
     Total
      interest
      expense       88,783   150,109   189,858    162,468     339,967
                  --------- --------- --------- ---------- -----------

Net Interest
 Income (2)        459,728   466,341   469,000    896,445     935,341
   Reversal of
    allowance for
    loan losses    (13,564)   (7,000)   (1,000)   (25,683)     (8,000)
                  --------- --------- --------- ---------- -----------
     Net interest
      income after
      reversal of
      allowance
      for loan
      losses       473,292   473,341   470,000    922,128     943,341
                  --------- --------- --------- ---------- -----------

Noninterest Income
   Service charges
    on deposit
    accounts        79,746    81,635    81,837    159,013     163,472
   Trust and
    investment
    management
    fees            41,590    50,115    48,380     83,553      98,495
   Insurance
    commissions     19,340    19,518    17,752     41,357      37,270
   Brokerage
    commissions
    and fees         8,605     7,795    10,330     17,577      18,125
   Merchant
    banking fees    18,114     8,229     8,396     24,380      16,625
   Foreign
    exchange
    gains, net       8,551     7,818     8,307     16,721      16,125
   Card processing
    fees, net        6,464     6,697     7,206     12,071      13,903
   Securities gains
    (losses), net  (13,313)     (214)    1,993    (12,969)      1,779
   Other            34,457    36,317    35,027     67,476      71,344
                  --------- --------- --------- ---------- -----------
     Total
      noninterest
      income       203,554   217,910   219,228    409,179     437,138
                  --------- --------- --------- ---------- -----------

Noninterest Expense
   Salaries and
    employee
    benefits       233,976   252,495   248,637    465,734     501,132
   Net occupancy    33,553    32,837    34,519     65,915      67,356
   Outside
    services        26,468    28,609    30,704     47,715      59,313
   Equipment        16,933    17,922    16,846     34,336      34,768
   Software         14,731    16,344    15,323     28,706      31,667
   Professional
    services        13,150    14,547    17,038     24,891      31,585
   Communications    9,762    10,552    10,061     20,142      20,613
   Foreclosed
    asset income    (2,577)   (7,367)   (7,782)    (2,171)    (15,149)
   Reversal of
    allowance for
    losses on
    off-balance
    sheet
    commitments     (4,000)   (3,000)   (4,000)    (1,000)     (7,000)
   Other            46,404    51,605    51,684     97,084     103,289
                  --------- --------- --------- ---------- -----------
     Total
      noninterest
      expense      388,400   414,544   413,030    781,352     827,574
                  --------- --------- --------- ---------- -----------

   Income from
    continuing
    operations
    before income
    taxes  (2)     288,446   276,707   276,198    549,955     552,905
   Taxable-
    equivalent
    adjustment       1,018     1,248     1,358      2,073       2,606
   Income tax
    expense         99,950    94,004    92,203    180,653     186,207

                  --------- --------- --------- ---------- -----------
Income from
 Continuing
 Operations        187,478   181,455   182,637    367,229     364,092
                  --------- --------- --------- ---------- -----------

   Income (loss)
    from
    discontinued
    operations
    before income
    taxes             (412)  (13,603)      431      3,227     (13,172)
   Income tax
    expense
    (benefit)         (116)   (5,093)      157      1,297      (4,936)
                  --------- --------- --------- ---------- -----------
Income (Loss)
 from
 Discontinued
 Operations           (296)   (8,510)      274      1,930      (8,236)
                  --------- --------- --------- ---------- -----------
Net Income        $187,182  $172,945  $182,911   $369,159    $355,856
                  ========= ========= ========= ========== ===========

Income from
 continuing
 operations per
 common share -
 basic               $1.30     $1.26     $1.27      $2.52       $2.54
Net income per
 common share -
 basic               $1.29     $1.20     $1.28      $2.53       $2.48
                  ========= ========= ========= ========== ===========
Income from
 continuing
 operations per
 common share -
 diluted             $1.27     $1.24     $1.26      $2.47       $2.50
Net income per
 common share -
 diluted             $1.27     $1.18     $1.26      $2.49       $2.44
                  ========= ========= ========= ========== ===========
Weighted average
 common shares
 outstanding -
 basic             144,548   143,878   143,258    145,766     143,567
                  ========= ========= ========= ========== ===========
Weighted average
 common shares
 outstanding -
 diluted           147,222   146,026   145,184    148,412     145,555
                  ========= ========= ========= ========== ===========


-----------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                    Consolidated Balance Sheets (1)

                               Exhibit 4



                                (Unaudited)               (Unaudited)
                                 June 30,    December 31,   June 30,
(Dollars in thousands)              2005         2005         2006
------------------------------- ------------ ------------ ------------
Assets
   Cash and due from banks       $2,268,654   $2,402,212   $2,192,483
   Interest bearing deposits in
    banks                            96,051      771,164       31,691
   Federal funds sold and
    securities purchased under
    resale agreements             2,782,105      796,500    1,252,514
                                ------------ ------------ ------------
      Total cash and cash
       equivalents                5,146,810    3,969,876    3,476,688
Trading account assets              320,533      312,655      405,728
Securities available for sale:
   Securities pledged as
    collateral                      443,717       96,994       83,229
   Held in portfolio              9,899,802    8,072,286    8,573,909
Loans (net of allowance for
 loan losses: June 30, 2005,
 $394,972; December 31, 2005,
 $351,532; June 30, 2006,
 $328,338)                       30,466,263   32,744,063   34,419,495
Due from customers on
 acceptances                         25,981       19,252       21,850
Premises and equipment, net         517,073      536,074      498,555
Intangible assets                    51,766       42,616       35,759
Goodwill                            450,669      454,015      453,489
Other assets                      1,899,573    2,113,577    2,787,288
Assets of discontinued
 operations to be disposed or
 sold                             1,955,871    1,054,594       44,146
                                ------------ ------------ ------------
      Total assets              $51,178,058  $49,416,002  $50,800,136
                                ============ ============ ============

Liabilities
   Noninterest bearing          $20,584,028  $19,489,377  $18,154,751
   Interest bearing              20,671,709   20,592,862   22,389,500
                                ------------ ------------ ------------
      Total deposits             41,255,737   40,082,239   40,544,251
Federal funds purchased and
 securities sold under
 repurchase agreements              611,233      651,529      281,593
Commercial paper                  1,102,042      680,027    1,645,107
Other borrowed funds                132,368      134,485      320,837
Acceptances outstanding              25,981       19,252       21,850
Other liabilities                 1,415,463    1,466,478    1,876,307
Medium and long-term debt           821,664      801,095    1,473,924
Junior subordinated debt
 payable to subsidiary grantor
 trust                               15,564       15,338       15,111
Liabilities of discontinued
 operations to be extinguished
 or assumed                       1,543,015    1,005,859       12,248
                                ------------ ------------ ------------
      Total liabilities          46,923,067   44,856,302   46,191,228
                                ------------ ------------ ------------

Commitments and contingencies

Stockholders' Equity
Preferred stock:
   Authorized 5,000,000 shares;
    no shares issued or
    outstanding as of June 30,
    2005, December 31, 2005 and
    June 30, 2006                         -            -            -
Common stock, par value $1 per
 share at June 30, 2005,
  December 31, 2005 and June
   30, 2006:
   Authorized 300,000,000
    shares; issued 153,581,401
    shares as of June 30, 2005,
    154,469,215 shares as of
    December 31, 2005 and
    155,719,517 shares as of
    June 30, 2006                   153,581      154,469      155,720
Additional paid-in capital          948,611      994,956    1,074,253
Treasury stock - 9,375,943
 shares as of June 30, 2005,
 10,262,143 shares as of
 December 31, 2005 and
 13,185,723 shares as of June
 30, 2006                          (552,786)    (612,732)    (813,571)
Retained earnings                 3,774,097    4,141,400    4,364,354
Accumulated other comprehensive
 loss                               (68,512)    (118,393)    (171,848)
                                ------------ ------------ ------------
      Total stockholders'
       equity                     4,254,991    4,559,700    4,608,908
                                ------------ ------------ ------------
      Total liabilities and
       stockholders' equity     $51,178,058  $49,416,002  $50,800,136
                                ============ ============ ============

-------------------------------
Refer to Exhibit 11 for footnote explanations.


              UnionBanCal Corporation and Subsidiaries
                        Loans (Unaudited) (1)

                               Exhibit 5


                                                    Percent Change to
                             Three Months Ended      June 30, 2006
                                                           from
                         -------------------------- ------------------
                       June 30,  March 31, June 30, June 30, March 31,
(Dollars in millions)      2005     2006     2006      2005     2006
------------------------ -------- -------- -------- --------- --------

Loans (period average)
  Commercial, financial
   and industrial        $10,581  $12,370  $12,955     22.44%    4.73%
  Construction             1,244    1,523    1,724     38.59%   13.20%
  Mortgage - Commercial    5,451    5,652    5,662      3.87%    0.18%
  Mortgage - Residential  10,290   11,444   11,733     14.02%    2.53%
  Consumer                 2,434    2,489    2,505      2.92%    0.64%
  Lease financing            594      569      564    (5.05%)  (0.88%)
                         -------- -------- --------

     Total loans held
      to maturity        $30,594  $34,047  $35,143     14.87%    3.22%
     Total loans held
      for sale                17        5        4   (76.47%) (20.00%)
                         -------- -------- --------

         Total loans     $30,611  $34,052  $35,147     14.82%    3.22%
                         ======== ======== ========

Nonperforming assets
 (period end)
  Nonaccrual loans:
     Commercial,
      financial and
      industrial             $36      $19       $4   (88.89%) (78.95%)
     Construction              1        -        -  (100.00%)    nm
     Mortgage - Commercial    11        8       17     54.55%  112.50%
     Lease                    18       15       15   (16.67%)    0.00%
                         -------- -------- --------

        Total nonaccrual
         loans                66       42       36   (45.45%) (14.29%)
  Foreclosed assets            3        -        -  (100.00%)    nm
                         -------- -------- --------

        Total nonperforming
         assets              $69      $42      $36   (47.83%) (14.29%)
                         ======== ======== ========

  Loans 90 days or more
   past due and still
   accruing                   $4       $5       $3   (25.00%) (40.00%)
                         ======== ======== ========

Analysis of Allowances
 for Credit Losses
  Beginning balance         $402     $352     $340

  Reversal of allowance
   for loan losses           (14)      (7)      (1)

  Loans charged off:
     Commercial,
      financial and
      industrial              (4)     (11)     (18)
     Consumer                 (1)      (1)      (1)
                         -------- -------- --------
         Total loans
          charged off         (5)     (12)     (19)
                         -------- -------- --------

  Loans recovered:
     Commercial,
      financial and
      industrial              12        2        9
     Consumer                  -        1        -
     Lease financing           -        4        -
                         -------- -------- --------
         Total loans
          recovered           12        7        9
                         -------- -------- --------
          Net loans
           (charged off)
           recovered           7       (5)     (10)
                         -------- -------- --------

  Ending balance of
   allowance for loan
   losses                   $395     $340     $329
  Allowance for off-
   balance sheet
     commitment losses        81       83       79
                         -------- -------- --------
                                                $-
  Allowances for credit
   losses                   $476     $423     $408
                         ======== ======== ========

------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                 Net Interest Income (Unaudited) (1)
                              Exhibit 6


                                         For the Three Months Ended
                                      --------------------------------
                                               June 30, 2005
                                      -------------------------------
                                                   Interest   Average
                                        Average     Income/   Yield/
(Dollars in thousands)                  Balance    Expense   Rate (6)
                                                      (10)      (10)
------------------------------------- ------------ --------- ---------
Assets
Loans (11)                            $30,610,512  $438,791    5.74 %
Securities - taxable                   10,959,220   101,672    3.71
Securities - tax-exempt                    66,207     1,347    8.14
Interest bearing deposits in banks         74,200       396    2.14
Federal funds sold and securities
 purchased under resale agreements        696,177     5,256    3.03
Trading account assets                    261,753     1,049    1.61
                                      ------------ ---------
  Total earning assets                 42,668,069   548,511    5.15
                                                   ---------
Allowance for loan losses                (399,243)
Cash and due from banks                 2,307,361
Premises and equipment, net               521,362
Other assets                            2,385,261
                                      ------------
  Total assets                        $47,482,810
                                      ============
Liabilities
Deposits:
 Interest bearing                     $12,444,947    32,017    1.03
 Savings and consumer time              4,703,221    14,129    1.20
 Large time                             3,441,815    21,278    2.48
                                      ------------ ---------
  Total interest bearing deposits      20,589,983    67,424    1.31
                                      ------------ ---------
Federal funds purchased and
 securities sold under repurchase
 agreements                             1,160,373     8,217    2.84
Net funding allocated from (to)
 discontinued operations (12)            (590,255)   (4,179)   2.84
Commercial paper                        1,158,629     7,807    2.70
Other borrowed funds                      197,694     1,817    3.69
Medium and long-term debt                 799,514     7,459    3.74
Trust notes                                15,619       238    6.10
                                      ------------ ---------
  Total borrowed funds                  2,741,574    21,359    3.12
                                      ------------ ---------
  Total interest bearing liabilities   23,331,557    88,783    1.53
                                                   ---------
Noninterest bearing deposits           18,808,040
Other liabilities                       1,198,063
                                      ------------
  Total liabilities                    43,337,660
Stockholders' Equity
Common equity                           4,145,150
                                      ------------
  Total stockholders' equity            4,145,150
                                      ------------
  Total liabilities and stockholders'
      equity                          $47,482,810
                                      ============
Reported Net Interest Income/Margin
Net interest income/margin
  (taxable-equivalent basis)                        459,728    4.32 %
Less: taxable-equivalent adjustment                   1,018
                                                   ---------
  Net interest income                              $458,710
                                                   =========


                                         For the Three Months Ended
                                       ------------------------------
                                                June 30, 2006
                                       -------------------------------
                                                    Interest   Average
                                         Average     Income/   Yield/
(Dollars in thousands)                   Balance    Expense   Rate (6)
                                                       (10)     (10)
--------------------------------------------------- --------- --------
Assets
Loans (11)                             $35,146,976  $548,017    6.25 %
Securities - taxable                     8,349,759   102,733    4.92
Securities - tax-exempt                     63,222     1,275    8.06
Interest bearing deposits in banks          34,462       423    4.92
Federal funds sold and securities
 purchased under resale agreements         379,412     4,725    4.99
Trading account assets                     384,763     1,685    1.76
                                       ------------ ---------
  Total earning assets                  44,358,594   658,858    5.95
                                                    ---------
Allowance for loan losses                 (334,556)
Cash and due from banks                  2,107,846
Premises and equipment, net                506,607
Other assets                             2,690,883
                                       ------------
  Total assets                         $49,329,374
                                       ============
Liabilities
Deposits:
 Interest bearing                      $12,614,869    65,457    2.08
 Savings and consumer time               4,470,764    21,502    1.93
 Large time                              5,062,473    56,718    4.49
                                       ------------ ---------
  Total interest bearing deposits       22,148,106   143,677    2.60
                                       ------------ ---------
Federal funds purchased and securities
 sold under repurchase agreements          748,050     8,902    4.77
Net funding allocated from (to)
 discontinued operations (12)              (36,123)     (447)   4.97
Commercial paper                         1,650,266    19,137    4.65
Other borrowed funds                       108,095     1,476    5.47
Medium and long-term debt                1,179,432    16,875    5.74
Trust notes                                 15,167       238    6.28
                                       ------------ ---------
  Total borrowed funds                   3,664,887    46,181    5.05
                                       ------------ ---------
  Total interest bearing liabilities    25,812,993   189,858    2.95
                                                    ---------
Noninterest bearing deposits            17,543,946
Other liabilities                        1,432,959
                                       ------------
  Total liabilities                     44,789,898
Stockholders' Equity
Common equity                            4,539,476
                                       ------------
  Total stockholders' equity             4,539,476
                                       ------------
  Total liabilities and stockholders'
      equity                           $49,329,374
                                       ============
Reported Net Interest Income/Margin
Net interest income/margin
  (taxable-equivalent basis)                         469,000    4.23 %
Less: taxable-equivalent adjustment                    1,358
                                                    ---------
  Net interest income                               $467,642
                                                    =========


Average Assets and Liabilities of Discontinued
 Operations for Period Ended:
                                           June 30,        June 30,
                                              2005           2006
                                          -----------      --------
  Assets                                  $1,981,576       $79,188
  Liabilities                             $1,391,321       $43,065
  Net Asset                                 $590,255       $36,123

--------------------------------------------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                 Net Interest Income (Unaudited) (1)
                              Exhibit 7


                                        For the Three Months Ended
                                      --------------------------------
                                              March 31, 2006
                                      ------------------------------
                                                   Interest   Average
                                        Average     Income/   Yield/
(Dollars in thousands)                  Balance    Expense   Rate (6)
                                                      (10)      (10)
----------------------------          ------------ --------- ---------
Assets
Loans: (11)                           $34,052,067  $512,988    6.09 %
Securities - taxable                    8,233,854    96,053    4.67
Securities - tax-exempt                    65,204     1,298    7.96
Interest bearing deposits in banks         59,847       736    4.99
Federal funds sold and securities
 purchased under resale agreements        345,342     3,845    4.52
Trading account assets                    328,035     1,530    1.89
                                      ------------ ---------
  Total earning assets                 43,084,349   616,450    5.77
                                                   ---------
Allowance for loan losses                (348,626)
Cash and due from banks                 2,119,926
Premises and equipment, net               527,001
Other assets                            2,633,993
                                      ------------
  Total assets                        $48,016,643
                                      ============
Liabilities
Deposits:
 Interest bearing                     $13,261,888    62,358    1.91
 Savings and consumer time              4,467,627    18,487    1.68
 Large time                             3,608,597    34,464    3.87
                                      ------------ ---------
  Total interest bearing deposits      21,338,112   115,309    2.19
                                      ------------ ---------
Federal funds purchased and securities
 sold under repurchase agreements         874,055     9,410    4.37
Net funding allocated from
 (to) discontinued operations (12)        (57,088)     (608)   4.32
Commercial paper                        1,242,465    12,448    4.06
Other borrowed funds                      268,262     2,915    4.41
Medium and long-term debt                 800,014    10,397    5.27
Trust notes                                15,280       238    6.24
                                      ------------ ---------
  Total borrowed funds                  3,142,988    34,800    4.49
                                      ------------ ---------
  Total interest bearing liabilities   24,481,100   150,109    2.49
                                                   ---------
Noninterest bearing deposits           17,517,921
Other liabilities                       1,478,943
                                      ------------
  Total liabilities                    43,477,964
Stockholders' Equity
Common equity                           4,538,679
                                      ------------
  Total stockholders' equity            4,538,679
                                      ------------
  Total liabilities and stockholders'
      equity                          $48,016,643
                                      ============
Reported Net Interest Income/Margin
Net interest income/margin
  (taxable-equivalent basis)                        466,341    4.36 %
Less: taxable-equivalent adjustment                   1,248
                                                   ---------
  Net interest income                              $465,093
                                                   =========


                                        For the Three Months Ended
                                      -------------------------------
                                               June 30, 2006
                                      -------------------------------
                                                    Interest   Average
                                         Average     Income/   Yield/
(Dollars in thousands)                   Balance    Expense   Rate (6)
                                                       (10)     (10)
-----------------------------         ------------- --------- --------
Assets
Loans: (11)                            $35,146,976  $548,017    6.25 %
Securities - taxable                     8,349,759   102,733    4.92
Securities - tax-exempt                     63,222     1,275    8.06
Interest bearing deposits in banks          34,462       423    4.92
Federal funds sold and securities
 purchased under resale agreements         379,412     4,725    4.99
Trading account assets                     384,763     1,685    1.76
                                      ------------- ---------
  Total earning assets                  44,358,594   658,858    5.95
                                                    ---------
Allowance for loan losses                 (334,556)
Cash and due from banks                  2,107,846
Premises and equipment, net                506,607
Other assets                             2,690,883
                                      -------------
  Total assets                         $49,329,374
                                      =============
Liabilities
Deposits:
 Interest bearing                      $12,614,869    65,457    2.08
 Savings and consumer time               4,470,764    21,502    1.93
 Large time                              5,062,473    56,718    4.49
                                      ------------- ---------
  Total interest bearing deposits       22,148,106   143,677    2.60
                                      ------------- ---------
Federal funds purchased and securities
 sold under repurchase agreements          748,050     8,902    4.77
Net funding allocated from
 (to) discontinued operations (12)         (36,123)     (447)   4.97
Commercial paper                         1,650,266    19,137    4.65
Other borrowed funds                       108,095     1,476    5.47
Medium and long-term debt                1,179,432    16,875    5.74
Trust notes                                 15,167       238    6.28
                                      ------------- ---------
  Total borrowed funds                   3,664,887    46,181    5.05
                                      ------------- ---------
  Total interest bearing liabilities    25,812,993   189,858    2.95
                                                    ---------
Noninterest bearing deposits            17,543,946
Other liabilities                        1,432,959
                                      -------------
  Total liabilities                     44,789,898
Stockholders' Equity
Common equity                            4,539,476
                                      -------------
  Total stockholders' equity             4,539,476
                                      -------------
  Total liabilities and stockholders'
      equity                           $49,329,374
                                      =============
Reported Net Interest Income/Margin
Net interest income/margin
  (taxable-equivalent basis)                         469,000    4.23 %
Less: taxable-equivalent adjustment                    1,358
                                                    ---------
  Net interest income                               $467,642
                                                    =========



Average Assets and Liabilities of Discontinued
 Operations for Period Ended:
                                            March 31,      June 30,
                                               2006          2006
                                            ---------      --------
  Assets                                    $618,653       $79,188
  Liabilities                               $561,565       $43,065
  Net Asset                                  $57,088       $36,123


-----------------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                 Net Interest Income (Unaudited) (1)
                              Exhibit 8


                                      For the Six Months Ended
                              ----------------------------------------
                                           June 30, 2005
                              ---------------------------------------
                                                  Interest    Average
                                  Average         Income/     Yield/
(Dollars in thousands)            Balance       Expense (10) Rate (6)
                                                                (10)
--------------------------    ----------------  ------------ ---------
Assets
Loans: (11)                       $30,164,834      $843,915     5.63 %
Securities - taxable               11,037,856       201,611     3.65
Securities - tax-exempt                66,673         2,672     8.02
Interest bearing deposits in
 banks                                117,253         1,129     1.94
Federal funds sold and
 securities purchased
 under resale agreements              537,615         7,629     2.86
Trading account assets                243,343         1,957     1.62
                              ----------------  ------------
  Total earning assets             42,167,574     1,058,913     5.05
                                                ------------
Allowance for loan losses            (401,328)
Cash and due from banks             2,245,353
Premises and equipment, net           522,843
Other assets                        2,366,366
                              ----------------
  Total assets                    $46,900,808
                              ================
Liabilities
Deposits:
 Interest bearing                 $12,339,352        57,434     0.94
 Savings and consumer time          4,740,418        27,173     1.16
 Large time                         3,232,911        38,645     2.41
                              ----------------  ------------
  Total interest bearing
   deposits                        20,312,681       123,252     1.22
                              ----------------  ------------
Federal funds purchased and securities
 sold under repurchase
  agreements                        1,219,788        15,672     2.59
Net funding allocated from (to)
 discontinued operations (12)        (506,651)       (6,636)    2.64
Commercial paper                    1,012,855        12,367     2.46
Other borrowed funds                  189,154         3,346     3.57
Medium and long-term debt             804,154        13,991     3.51
Trust notes                            15,676           476     6.08
                              ----------------  ------------
  Total borrowed funds              2,734,976        39,216     2.89
                              ----------------  ------------
  Total interest bearing
   liabilities                     23,047,657       162,468     1.42
                                                ------------
Noninterest bearing
 deposits                          18,489,499
Other liabilities                   1,186,928
                              ----------------
  Total liabilities                42,724,084
Stockholders' Equity
Common equity                       4,176,724
                              ----------------
  Total stockholders' equity        4,176,724
                              ----------------
  Total liabilities and
   stockholders' equity           $46,900,808
                              ================
Reported Net Interest
 Income/Margin
Net interest income/margin
  (taxable-equivalent basis)                        896,445     4.27 %
Less: taxable-equivalent
 adjustment                                           2,073
                                                ------------
  Net interest income                              $894,372
                                                ============



                                     For the Six Months Ended
                              ---------------------------------------
                                           June 30, 2006
                              ---------------------------------------
                                                  Interest    Average
                                   Average        Income/     Yield/
(Dollars in thousands)             Balance      Expense (10) Rate (6)
                                                                (10)
--------------------------    ----------------- ------------ ---------
Assets
Loans: (11)                        $34,602,546   $1,061,005     6.17 %
Securities - taxable                 8,292,126      198,787     4.79
Securities - tax-exempt                 64,207        2,572     8.01
Interest bearing deposits in
 banks                                  47,084        1,159     4.96
Federal funds sold and
 securities purchased
 under resale agreements               362,471        8,570     4.77
Trading account assets                 356,556        3,215     1.82
                              ----------------- ------------
  Total earning assets              43,724,990    1,275,308     5.86
                                                ------------
Allowance for loan losses             (341,568)
Cash and due from banks              2,113,853
Premises and equipment, net            516,748
Other assets                         2,662,595
                              -----------------
  Total assets                     $48,676,618
                              =================
Liabilities
Deposits:
 Interest bearing                  $12,936,591      127,815     1.99
 Savings and consumer time           4,469,204       39,990     1.80
 Large time                          4,339,551       91,181     4.24
                              ----------------- ------------
  Total interest bearing
   deposits                         21,745,346      258,986     2.40
                              ----------------- ------------
Federal funds purchased and
 securities sold under
 repurchase agreements                 810,704       18,312     4.55
Net funding allocated from (to)
 discontinued operations (12)          (46,548)      (1,055)    4.57
Commercial paper                     1,447,492       31,585     4.40
Other borrowed funds                   187,736        4,391     4.72
Medium and long-term debt              990,771       27,272     5.55
Trust notes                             15,223          476     6.26
                              ----------------- ------------
  Total borrowed funds               3,405,378       80,981     4.80
                              ----------------- ------------
  Total interest bearing
   liabilities                      25,150,724      339,967     2.73
                                                ------------
Noninterest bearing
 deposits                           17,531,006
Other liabilities                    1,455,808
                              -----------------
  Total liabilities                 44,137,538
Stockholders' Equity
Common equity                        4,539,080
                              -----------------
  Total stockholders' equity         4,539,080
                              -----------------
  Total liabilities and
  stockholders'
      equity                       $48,676,618
                              =================
Reported Net Interest
 Income/Margin
Net interest income/margin
 (taxable-equivalent basis)                         935,341     4.29 %
Less: taxable-equivalent
 adjustment                                           2,606
                                                ------------
  Net interest income                              $932,735
                                                ============



Average Assets and Liabilities of Discontinued
 Operations for Period Ended:
                                          June 30,        June 30,
                                            2005            2006
                                         -----------      ---------
    Assets                               $1,973,171       $347,431
    Liabilities                          $1,466,520       $300,883
    Net Asset                              $506,651        $46,548

--------------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries

                 Noninterest income (Unaudited)(1)
                              Exhibit 9


                                                Percentage Change to
                For the Three Months Ended       June 30, 2006 From
               -----------------------------   -----------------------
               June 30,  March 31, June 30,     June 30,    March 31,
 (Dollars in
  thousands)       2005      2006      2006          2005       2006
 ------------- --------- --------- ---------   -----------------------
 Service
  charges on
  deposit
  accounts      $79,746   $81,635   $81,837          2.62 %     0.25 %
 Trust and
  investment
  management
  fees           41,590    50,115    48,380         16.33      (3.46)
 Insurance
  commissions    19,340    19,518    17,752         (8.21)     (9.05)
 Brokerage
  commissions
  and fees        8,605     7,795    10,330         20.05      32.52
 Merchant
  banking fees   18,114     8,229     8,396        (53.65)      2.03
 Foreign
  exchange
  gains, net      8,551     7,818     8,307         (2.85)      6.25
 Card
  processing
  fees, net       6,464     6,697     7,206         11.48       7.60
 Securities
  gains
 (losses), net  (13,313)     (214)    1,993            nm         nm
 Gain on
  private
  capital
  investments,
  net             5,261     2,827     3,702        (29.63)     30.95
 Other           29,196    33,490    31,325          7.29      (6.46)
               --------- --------- ---------
  Total
   noninterest
   income      $203,554  $217,910  $219,228          7.70 %     0.60 %
               ========= ========= =========




                Noninterest expense (Unaudited)  (1)

                                                Percentage Change to
                  For the Three Months Ended     June 30, 2006 From
                ------------------------------ -----------------------
                 June 30,  March 31, June 30,    June 30,     March
                                                                31,
 (Dollars in
  thousands)         2005      2006      2006         2005      2006
 -------------- ---------- --------- --------- -----------------------
 Salaries and
  other
  compensation   $186,998  $194,259  $201,689         7.86 %    3.82 %
 Employee
  benefits         46,978    58,236    46,948        (0.06)   (19.38)
                ---------- --------- ---------
  Salaries and
   employee
   benefits       233,976   252,495   248,637         6.27     (1.53)
 Net occupancy     33,553    32,837    34,519         2.88      5.12
 Outside
  services         26,468    28,609    30,704        16.00      7.32
 Professional
  services         13,150    14,547    17,038        29.57     17.12
 Equipment         16,933    17,922    16,846        (0.51)    (6.00)
 Software          14,731    16,344    15,323         4.02     (6.25)
 Advertising
  and public
  relations         8,903    10,231    11,270        26.59     10.16
 Communications     9,762    10,552    10,061         3.06     (4.65)
 Data
  processing        8,427     7,398     7,845        (6.91)     6.04
 Intangible
  asset
  amortization      4,985     3,430     3,427       (31.25)    (0.09)
 Foreclosed
  asset income     (2,577)   (7,367)   (7,782)          nm        nm
 Reversal of
  allowance for
  losses on
  off-balance
   sheet
   commitments     (4,000)   (3,000)   (4,000)        0.00     33.33
 Other             24,089    30,546    29,142        20.98     (4.60)
                ---------- --------- ---------
  Total
   noninterest
   expense       $388,400  $414,544  $413,030         6.34 %   (0.37)%
                ========== ========= =========


---------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries

                 Noninterest income (Unaudited)  (1)
                              Exhibit 10


                                                           Percentage
                                                            Change to
                                      For the Six Months     June 30,
                                             Ended          2006 From
                                     --------------------- -----------
                                      June 30,   June 30,   June 30,
 (Dollars in thousands)                 2005       2006       2005
 ----------------------------------- ----------- ---------  ----------
 Service charges on deposit accounts   $159,013  $163,472       2.80 %
 Trust and investment management
  fees                                   83,553    98,495      17.88
 Insurance commissions                   41,357    37,270      (9.88)
 Brokerage commissions and fees          17,577    18,125       3.12
 Merchant banking fees                   24,380    16,625     (31.81)
 Foreign exchange gains, net             16,721    16,125      (3.56)
 Card processing fees, net               12,071    13,903      15.18
 Securities gains (losses), net         (12,969)    1,779         nm
 Gain on private capital
  investments, net                       13,196     6,529     (50.52)
 Other                                   54,280    64,815      19.41
                                     ----------- ---------
    Total noninterest income           $409,179  $437,138       6.83 %
                                     =========== =========




         Noninterest expense (Unaudited)  (1)

                                                         Percentage
                                                           Change to
                                   For the Six Months   June 30, 2006
                                          Ended              From
                                  --------------------- --------------
                                   June 30,   June 30,    June 30,
 (Dollars in thousands)             2005       2006         2005
 -------------------------------- ---------- ---------- --------------
 Salaries and other compensation   $365,955   $395,948          8.20 %
 Employee benefits                   99,779    105,184          5.42
                                  ---------- ----------
   Salaries and employee benefits   465,734    501,132          7.60
 Net occupancy                       65,915     67,356          2.19
 Outside services                    47,715     59,313         24.31
 Equipment                           34,336     34,768          1.26
 Software                            28,706     31,667         10.31
 Professional services               24,891     31,585         26.89
 Advertising and public relations    16,543     21,501         29.97
 Communications                      20,142     20,613          2.34
 Data processing                     17,296     15,243        (11.87)
 Intangible asset amortization        9,971      6,857        (31.23)
 Foreclosed asset income             (2,171)   (15,149)           nm
 Reversal of allowance for losses
  on
   off-balance sheet commitments     (1,000)    (7,000)           nm
 Other                               53,274     59,688         12.04
                                  ---------- ----------
   Total noninterest expense       $781,352   $827,574          5.92 %
                                  ========== ==========


---------------------------------
Refer to Exhibit 11 for footnote explanations.

              UnionBanCal Corporation and Subsidiaries

                              Footnotes

---------------------------------------------------------------------

(1) In September 2005, Union Bank of California, N.A. committed to a plan for disposal of its international correspondent banking business. All periods presented have been restated to reflect discontinued operations.

(2) Taxable-equivalent basis.

(3) Dividends per share reflect dividends declared on UnionBanCal
Corporation's common stock outstanding as of the declaration date.

(4) End of period total assets and assets used in calculating these ratios include those of discontinued operations.

(5) Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.

(6) Annualized.

(7) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income and is a percentage of net interest income (taxable-equivalent basis) and noninterest income and is calculated for continuing operations only.calculated for continuing operations only.

(8) Estimated as of June 30, 2006. The regulatory capital and leverage ratios were not restated and therefore include discontinued operations.

(9) The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.

(10) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(11) Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(12) Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from
(to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's fed funds purchased rate.

nm = not meaningful

    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)